Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

•	Revenue increased 13.7% for the quarter
•	Rollins deemed “essential service” by Department of Homeland Security
•	Rollins launches Orkin VitalClean™ – Powerful New Disinfectant Business

ATLANTA, GEORGIA, April 29, 2020: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its first quarter ended March 31, 2020.

The Company recorded first quarter revenues of $487.9 million, an increase of 13.7% over the prior year’s first quarter revenue of $429.1 million. Rollins reported net income of $43.3 million or $0.13 per diluted share in the first quarter that ended March 31, 2020, compared to $44.2 million or $0.14 per diluted share for the same period in 2019.

In light of the global response and impact of COVID-19, Rollins, Inc. has made significant operational adjustments as a result of the changing economic situation. With pest control being deemed as an essential service by the Department of Homeland Security, the Company has been able to remain operational in every part of the world in which it operates.

The safety of our employees and customers is a prime consideration. To protect their health, we have adopted numerous safety initiatives, such as; providing personal protective equipment (PPE) for our technicians (masks, booties, gloves, coveralls, etc.). We have also complied with recommended actions to disinfect our equipment and facilities, increase social distancing, and provide contact-free services.

As announced earlier, our Orkin brand launched a new disinfectant service for businesses – VitalClean™, which uses an EPA-registered disinfectant. This material has low toxicity and is labeled for use against a wide variety of pathogens, including other known coronaviruses.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “It is difficult to know when the economy might rebound and the financial crisis will end; however we have taken proactive steps including but not limited to furloughs, selected pay reductions, and the reduction of non-essential expenses. In addition to our launch of VitalClean in our commercial branches, we are entering into our termite and mosquito seasons, which will provide revenue building opportunities. We are well positioned to adjust our business further if necessary, to meet the unique challenges we may face.”

Exhibit 99.1

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Mexico, Central and South America, the Caribbean, the Middle East, Asia, Europe, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the uncertainty of when the economy might rebound and the financial crisis related to the coronavirus (COVID-19) pandemic will end; the Company’s belief that the termite and mosquito seasons will provide revenue building opportunities; and the Company’s belief that it is well-positioned to adjust its business further if necessary to meet the unique challenges it may face as a result of the coronavirus (COVID-19) pandemic. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company's operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.

ROL-Fin

Exhibit 99.1

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At March 31, (unaudited)	2020	2019
ASSETS
Cash and cash equivalents	$92,582	$116,607
Trade accounts receivables, net	123,166	104,593
Financed receivables, net	22,209	19,258
Materials and supplies	21,527	16,572
Other current assets	45,346	32,909
Total Current Assets	304,830	289,939
Equipment and property, net	194,854	136,806
Goodwill	596,067	370,492
Customer contracts, net	279,361	174,777
Trademarks and tradenames, net	104,863	53,934
Other intangible assets, net	10,314	10,712
Operating lease, right-of-use assets	207,975	182,176
Financed receivables, long-term, net	33,952	26,376
Benefit plan assets	15,639	—
Prepaid pension	—	5,274
Deferred income tax assets	1,961	961
Other assets	21,663	20,625
Total Assets	$1,771,479	$1,272,072
LIABILITIES
Accounts payable	$36,844	$27,496
Accrued insurance, current	30,739	27,940
Accrued compensation and related liabilities	68,289	58,853
Unearned revenue	129,352	123,935
Operating lease liabilities, current	69,094	60,454
Current portion of long-term debt	12,500	—
Other current liabilities	71,050	54,034
Total Current Liabilities	417,868	352,712
Accrued insurance, less current portion	34,921	34,148
Operating lease liabilities, less current portion	140,152	121,775
Long-term debt	307,300	—
Deferred income tax liabilities	14,257	—
Long-term accrued liabilities	56,610	44,313
Total Liabilities	971,108	552,948
STOCKHOLDERS’ EQUITY
Common stock	327,767	327,530
Retained earnings and other equity	472,604	391,594
Total stockholders’ equity	800,371	719,124
Total Liabilities and Stockholders’ Equity	$1,771,479	$1,272,072

Exhibit 99.1

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
REVENUES
Customer services	$487,901	$429,069
COSTS AND EXPENSES
Cost of services provided	251,152	217,258
Depreciation and amortization	21,597	16,683
Sales, general and administrative	157,862	139,530
Gain on sale of assets, net	(275)	(181)
Interest expense/(income), net	2,165	(274)
	432,501	373,016
INCOME BEFORE INCOME TAXES	55,400	56,053
PROVISION FOR INCOME TAXES	12,132	11,827
NET INCOME	$43,268	$44,226
NET INCOME PER SHARE - BASIC AND DILUTED	$0.13	$0.14
Weighted average shares outstanding - basic and diluted	327,682	327,506

Exhibit 99.1

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

First Quarter 2020 results on

Wednesday, April 29, 2020 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 866-575-6539 domestic;

720-543-0214 international
at least 5 minutes before start time.

REPLAY: available through May 6, 2020

Please dial 844-512-2921 / 412-317-6671, Passcode 3596058

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com